UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2007

Investools Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-52012	76-0685039
(State or other jurisdiction	(Commission	(IRS Employer
of in corporation)	File Number)	Identification No.)

45 Rockefeller Plaza, Suite 2012, New York, NY	10111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-6918

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On November 9, 2007, Investools Inc. (the “Company”) issued a press release to report revisions to its earnings release for its fiscal quarter ended September 30, 2007, to announce that the Company will be restating its Quarterly Report filed on Form 10-Q for the period ending June 30, 2007 and to disclose that the Company is filing a notification of late filing on Form 12b-25 with respect to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007.

The information in this Item 2.02, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02(a) — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 8, 2007, the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company’s management and with the concurrence of the Company’s independent registered public accounting firm, KPMG LLP, concluded that the previously issued financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 should no longer be relied upon. On November 7, 2007, the Company determined that certain revenue related to workshops had not been appropriately recognized during the period the workshop was fulfilled by the Company. As a result, the Company understated its revenues for the second quarter of 2007. The Company estimates that the revenue for the second quarter was understated by $1.5 million to $2.5 million. In addition, the Company determined that certain reclassifications to the statement of cash flows were needed to properly characterize operating and investing cash flows. The Company will reclassify approximately $3.9 million in the statement of cash flows from operating activities to investing activities, related to payments for capitalized software development costs, furniture and equipment financed through accounts payable and other liabilities in previous quarters.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with management and with the Company’s independent auditors.

The errors also affect financial information for the periods mentioned that the Company included in other disclosures, such as press releases or Form 8-K filings.

The Company has concluded that our disclosure controls and procedures, defined in Rules 13a-15(e) and 15-d-15(e) under the Securities and Exchange Act of 1934, were not effective for the second quarter of 2007 and are not effective as of the current period. This conclusion is based on the existence of material weaknesses in our internal control over financial reporting pertaining to our revenue recognition systems and our classification of cash uses in our statement of cash flow.

The Company plans to present the restated financial statement in an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007. The Company expects to make this filing prior to November 21, 2007.

The Company has issued a press release regarding these matters, which is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated November 9, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2007		Investools Inc.

	By:	/s/ Ida K. Kane
Ida K. Kane
Senior Vice President and
Chief Financial Officer